UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/20/2007

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Pegasystems Inc. (the "Company") announced on March 26, 2007 that the NASDAQ Listing Qualifications Panel issued a Staff Determination Letter on March 20, 2007, stating that the Company had not filed its Form 10-K for 2006 by the required March 16, 2007 deadline, and that the Panel would consider this matter in rendering its determination regarding the Company's continued listing on the NASDAQ Global Select Market. Pegasystems also announced that the Panel has granted the Company's request for an additional extension of time to comply with the filing requirement for continued listing as set forth in Marketplace Rule 4310(c)(14), on the condition that the Company file its Form 10-K for 2006 and its Form 10-Q for the third quarter of 2006, and any restatements, with the Securities and Exchange Commission on or before April 25, 2007.

A copy of this press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: March 26, 2007	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated March 26, 2007, issued by Pegasystems Inc.